                                                                  EXHIBIT 3.1(a)

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

                                       OF

                                  HYSEQ, INC.


     HYSEQ, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), pursuant to the provisions of Section
78.390 of the Nevada Revised Statutes DOES HEREBY CERTIFY:

     (1) that the Corporation was originally incorporated under the name Hyseq, Inc. and the original Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on the 8th day of November, 1993.

     (2) that the Amended and Restated Articles of Incorporation of the Corporation were duly approved and adopted by the Directors and the Shareholders of the Corporation at a meeting duly convened and held on the 3rd day of June, 1994.

     (3) that the Articles of Incorporation of the Corporation are hereby amended and restated to read in its entirety as follows:

     FIRST:  The name of the corporation is HYSEQ, INC.

     SECOND: Its registered office in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706. The name of its resident agent at that address is Laughlin Associates, Inc.

     THIRD: The objects for which the Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

          (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

          (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which the Corporation is organized.

          (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs would wind up accordingly to law.

          (D) Shall have power to sue and be sued in any court of law or equity.

          (E) Shall have power to make contracts.

          (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada or in any other state, territory or country.

          (G) Shall have power to appoint such officers and agents as the affairs of the Corporation shall require, and to allow them suitable compensation.

          (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the issuance and transfer of its capital stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

          (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

          (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

          (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

          (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

          (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

          (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

          (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the Corporation, or any amendment thereof.

          (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

          (Q) Shall have power to enter into partnerships, general or limited or joint ventures, in connection with any lawful activities.

          (R) Shall have power to issue shares of any of its classes of stock in public or private offerings.

     FOURTH: The number and classes and/or series of shares the Corporation is authorized to issue is as follows:

  Number of
 Authorized
   Shares               Class or Series               Par Value
 ----------             ---------------               ---------

 3,000,000       Preferred Stock Series A               $.001
 5,000,000       All Other Series Preferred Stock        .001
20,000,000       Common Stock                            .001


The voting powers, designation, preferences, limitations, restrictions, relative rights and distinguishing designation of each class and/or series is as follows:

                                Preferred Stock
                                ---------------

Series A
--------

     1.   Preference.  The preferences of each share of Series A Preferred Stock
          ----------
with respect to dividend payment and distributions of the Corporation's assets upon redemption and upon the voluntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series A Preferred Stock from time to time outstanding in every respect.

     2.   Voting Rights.  Each holder of Series A Preferred Stock by virtue of
          -------------
his ownership thereof is entitled to vote on all matters and is entitled to one vote per share. An affirmative vote of the holders of shares representing a majority of the outstanding Series A Preferred Stock shall be required to (i) alter or change any preference or any relative or other right given to the Series A Preferred Stock; (ii) create any new series of stock having dividend rights or a liquidation preference pari passu with or senior to those possessed by the Series A Preferred Stock, (iii) increase the number of shares of Series A Preferred Stock, (iv) approve (a) the sale of U.S. Patent 5,202,231, or (b) exclusive license or assignment to a single person or entity, other than a wholly owned subsidiary, which license or assignment has the same effect as a sale of all rights, title and interest in U.S. Patent 5,202,231, (v) liquidation of the Corporation, (vi) merge or consolidate the Corporation other than with a wholly owned subsidiary of the Corporation, or (vii) increase the size of the Board of Directors to more than nine (9) Directors. In addition, the Board of Directors is authorized to determine whether the Series A Preferred Stock is entitled to vote separately as a class with respect to approval of certain other extraordinary corporate transactions as determined in the Board's sole discretion.

     3.   Liquidation Rights.  Upon any liquidation, dissolution or winding up
          ------------------
of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be paid an amount equal to Ten Dollars and no/100 ($10.00) per share, plus accrued and unpaid dividends as and only if such dividends were declared by the Board of Directors, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock, such amount payable with respect to one (1) share of Series A Preferred Stock (being sometimes referred to as the "Series A Liquidation Preference Amount") (and with respect to all shares, being sometimes referred to as the "Series A Liquidation Preference Amounts"). If upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the Series A Liquidation Preference Amounts, then all of the assets of the Corporation shall be distributed to such holders of the Series A Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series A Preferred Stock held by such shareholder bears to the total number of shares of Series A Preferred Stock then outstanding. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of the Series A Preferred Stock shall have been paid in full, the Series A Liquidation Preference Amounts, the remaining net assets of the Corporation available for distribution shall be paid to the holders of the shares of Common Stock and any other series of preferred stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where such payments shall be made, shall be given by delivery of such notice, by registered mail, to the holders of record of Series A Preferred Stock, at the address of each such holder as shown on the records of the Corporation. The consolidation or merger of the Corporation not being the surviving corporation (except where the shareholders of the Corporation immediately prior to such merger or consolidation hold a majority of the voting power of the surviving corporation immediately after such merger or consolidation) and the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3. The Series A Liquidation Preference Amount is
                       ---------
subject to adjustment for stock splits, combination reclassifications and other similar events affecting it.

     4.   Dividends.  Each share of Series A Preferred Stock is entitled to
          ---------
dividend payments when and if declared by the Board of Directors in the same amount per share as would be payable on Common Stock, on a pari passu basis.

     5.   Conversion.
          ----------

          (a) At the option of the holder, at any time after the earlier to occur of (i) three (3) years after the date of issue or (ii) subject to the consent of the underwriters, immediately prior to the filing of a registration statement, each share of the Series A Preferred Stock shall be convertible into one (1) (the "Conversion Ratio") share of Common Stock. The Conversion Ratio shall be appropriately adjusted for stock splits, stock dividends, stock combinations and their recapitalizations affecting such shares.

          (b) Each share of Series A Preferred Stock shall be automatically converted at the Conversion Ratio at such time as shall be determined by a resolution of the Board of Directors. The Conversion Ratio shall be appropriately adjusted for stock splits, stock dividends, stock combinations and other recapitalizations affecting such shares.

          (c) The Method of Exercise; Payment; Issuance of New Series A
              ---------------------------------------------------------
Preferred Stock; Transfer and Exchange.  The conversion right granted in 5(a)
--------------------------------------
above may be exercised by a holder of Series A Preferred Stock, in whole or in part, by the surrender of the stock certificate or certificates representing the Series A Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder of the Series A Preferred Stock by first class mail, postage prepaid, at the address shown on the books of the Corporation) against delivery of that number of whole shares of Common Stock as shall be computed by multiplying the number of shares of Series A Preferred Stock surrendered by the Conversion Ratio. Each Series A Preferred Stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series A Preferred Stock granted herein, (i) stock certificates for the shares of Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and unless the Series A Preferred Stock has been fully converted, a new Series A Preferred Stock certificate representing the Series A Preferred Stock not so converted, if any, shall also be delivered to such holder forthwith, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be holder of the shares of Common Stock so purchased as of the date of such surrender.

          (d) Automatic Conversion; Issuance of New Series A Preferred Stock;
              ---------------------------------------------------------------
Transfer and Exchange.  If the Series A Preferred Stock is automatically
---------------------
converted into one (1) share of Common Stock pursuant to 5(b), each holder of Series A Preferred Stock shall within fifteen (15) days following written notice sent to the holder of the Series A Preferred Stock, surrender the stock certificate or certificates representing the Series A Preferred Stock to the Corporation at the principal office of the Corporation (or at such other place as the Corporation designates in the notice) against delivery of that number of whole shares of Common Stock as shall be computed by multiplying the number of shares of Series A Preferred Stock surrendered by the Conversion Ratio. Stock certificates for the shares of Common Stock shall be delivered to each holder forthwith and the holder making such surrender shall be deemed for all purposes to be holder of the shares of Common Stock so purchased as of the date of the automatic conversion.

          (e) Stock Fully Paid; Reservation of Shares. All shares of Common
              ---------------------------------------
Stock which may be issued upon conversion of Series A Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. At all times that any shares of Series A Preferred Stock are outstanding, the Corporation shall have authorized and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Series A Preferred Stock then outstanding.

All Other Series of Preferred Stock
-----------------------------------

     Authority to prescribe the class or series of all other shares of Preferred Stock, the voting power, designation, preferences, limitations, restrictions and relative rights of each such class or series of Preferred Stock shall be in the Board of Directors without shareholder approval (except as specifically provided in Article Fourth, paragraph 2).

                                  Common Stock
                                  ------------

     1.   Preference.  The preferences of each share of Common Stock with
          ----------
respect to dividend payment and distributions of the Corporation's assets upon redemption and upon the voluntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Common Stock from time to time outstanding in every respect.

     2.   Voting Rights.  Each holder of Common Stock is entitled to one (1)
          -------------
vote for each share held of record on all matters submitted to a vote of Shareholders. An affirmative vote of the holders of shares representing a majority of the outstanding Common Stock shall be required to approve (a) the sale of U.S. Patent 5,202,231, or (b) exclusive license or assignment to a single person or entity, other than a wholly owned subsidiary, which license or assignment has the same effect as a sale of all rights, title and interest in U.S. Patent 5,202,231.

     3.   Liquidation Rights.  After payment of the Series A Liquidation
          ------------------
Preference Amounts and any preference of any other Series of Preferred Stock in full, the remaining assets of the Corporation available for distribution shall be paid to the holders of Common Stock.

     4.   Dividends.  Each share of Common Stock is entitled to dividend
          ---------
payments, when and if declared by the Board of Directors, in the same amount per share as are payable on all other shares of Common Stock and Series A Preferred Stock, on a pari passu basis.

     FIFTH: The governing board of this Corporation shall be known as the Board of Directors, and the number of Directors serving on the Board of Directors may, subject to the By-Laws, from time to time be increased or decreased exclusively by the Directors without shareholder approval, provided (i) that there is a minimum of two (2) Directors, and (ii) each Director will continue to serve the remainder of his term, notwithstanding any reduction in the number of Directors. Vacancies occurring on the Board of Directors other than by expiration of the Director's term may be filled only by the Board of Directors and not by the shareholders.

     The names and addresses of the Directors serving on the Board of Directors, as of the date hereof, are as follows:

      NAME                                      ADDRESS
      ----                                      -------
Robert D. Weist               670 Almanor Avenue, Sunnyvale, California  94068
Raymond F. Baddour            670 Almanor Avenue, Sunnyvale, California  94086
Lewis S. Gruber               670 Almanor Avenue, Sunnyvale, California  94086
James L. Rathman              670 Almanor Avenue, Sunnyvale, California  94086
Greta M. Marshall             P.O. Box 4169, Incline Village, Nevada  29450
Radoje T. Drmanac             670 Almanor Avenue, Sunnyvale, California  94086
Radomir B. Crkvenjakov        670 Almanor Avenue, Sunnyvale, California  94086


     SIXTH: The name and address of the original incorporator signing the articles of incorporation is as follows :


NAME                     ADDRESS
----                     -------
Misty S. Gruber          444 North Michigan Avenue
                         Suite 2500
                         Chicago, Illinois  606011

     SEVENTH:  The Corporation is to have perpetual existence.

     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter and amend the By-Laws of the Corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

     By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

     When as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

     NINTH:  No action of the shareholders may be taken by a written consent.

     TENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures of securities convertibles into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

     ELEVENTH: No Director of officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or officer involving any act or omission of any such Director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, by an affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote. The affirmative vote of the holders of 66-2/3% of the voting rights is required to amend, repeal or adopt any provision inconsistent with the provisions of the

Articles of Incorporation relating to: (i) the requirement that all stockholder action be taken only at a duly called annual meeting or special meeting called by the President or a majority of the Directors; (ii) the authority and power of the Board of Directors and the procedure required to amend the Corporation's By-Laws; (iii) the authority of the Directors to consider factors other than price when evaluating whether to accept an offer to acquire the Corporation or its assets; (iv) the percentage of the shares necessary to amend the Articles of Incorporation; (v) the elimination of Directors' personal liability for monetary damages arising from their negligence and gross negligence; and (vi) indemnification of Directors, officers and other persons. The By-Laws may be amended by the Board of Directors or by an affirmative vote of the holders of 66-2/3% of the voting rights of all classes of stock entitled to vote.

     (4) that the number of shares of the Corporation outstanding and entitled to vote on the Amended and Restated Articles of Incorporation are 4,500,000 (4,171,815 common shares and 328,185 Preferred shares); and that the above Amended and Restated Articles of Incorporation have been consented to and approved by a majority vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     Lewis S. Gruber, as President, and Misty S. Gruber, as Secretary of Hyseq, Inc. have been authorized to execute the foregoing certificate by resolution of the Directors duly called and that such meeting was held on the 19th day of May, 1994, and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended and restated to the date of the certificate.


                              /s/ LEWIS S. GRUBER
                              -----------------------------------
                              Lewis S. Gruber


                              /s/ MISTY S. GRUBER
                              -----------------------------------
                              Misty S. Gruber

                            AMENDMENT TO AMENDED AND
               RESTATED ARTICLES OF INCORPORATION OF HYSEQ, INC.

     FOURTH: The number and classes and/or series of shares the Corporation is authorized to issue is as follows:

  Number of
 Authorized
   Shares               Class or Series               Par Value
 ----------             ---------------               ---------

 3,000,000       Preferred Stock Series A               $.001
 5,000,000       All Other Series Preferred Stock        .001
20,000,000       Common Stock                            .001


The voting powers, designation, preferences, limitations, restrictions, relative rights and distinguishing designation of each class and/or series is as follows:

                                Preferred Stock
                                ---------------

Series A
--------

     1.   Preference.  The preferences of each share of Series A Preferred Stock
          ----------
with respect to dividend payment and distributions of the Corporation's assets upon redemption and upon the voluntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series A Preferred Stock from time to time outstanding in every respect.

     2.   Voting Rights.  Each holder of Series A Preferred Stock by virtue of
          -------------
his ownership thereof is entitled to vote on all matters and is entitled to one vote per share. An affirmative vote of the holders of shares representing not less than eighty percent (80%) of the outstanding Series A Preferred Stock shall be required to (i) alter or change any preference or any relative or other right given to the Series A Preferred Stock; (ii) create any new series of stock having dividend rights or a liquidation preference pari passu with or senior to those possessed by the Series A Preferred Stock; (iii) increase the number of shares of Series A Preferred Stock; (iv) approve (a) the sale of U.S. Patent 5,202,231, or (b) an exclusive license or assignment to a single person or entity, other than a wholly-owned subsidiary, which license or assignment has the same effect as a sale of all rights, title and interest in U.S. Patent 5,202,231; (v) liquidate the Corporation; (vi) merge or consolidate the Corporation other than with a wholly-owned subsidiary of the Corporation; or
(vii) increase the size of the Board of Directors to more than nine (9) Directors. The holders of Series A Preferred Stock shall be entitled to elect two (2) Directors to the Corporation's Board of Directors, consistent with the By-Laws of the Corporation, for so long as the Series A Preferred Stock remains outstanding. In addition, the independent directors of the Board of Directors are authorized to determine whether the Series A Preferred Stock is entitled to vote separately as a class with respect to approval of certain other extraordinary corporate transactions as determined in the Board's sole discretion. For purposes hereof, a director who is not an employee of the Corporation shall be deemed an independent director.

     3.   Liquidation Rights. Upon any liquidation, dissolution or winding up of
          ------------------
the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be paid an amount equal to Ten Dollars and no/100 ($10.00) per share, plus accrued and unpaid dividends as and only if such dividends were declared by the Board of Directors, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock, such amount payable with respect to one (1) share of Series A Preferred Stock (being sometimes referred to as the "Series A Liquidation Preference Amount") (and with respect to all shares, being sometimes referred to as the "Series A Liquidation Preference Amounts"). If upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the Series A Liquidation Preference Amounts, then all of the assets of the Corporation shall be distributed to such holders of the Series A Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series A Preferred Stock then held by such shareholder bears to the total number of shares of Series A Preferred Stock then outstanding. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of the Series A Preferred Stock shall have been paid in full, the Series A Liquidation Preference Amounts, the remaining net assets of the Corporation available for distribution shall be paid to the holders of the shares of Common Stock and any other series of preferred stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where such payments shall be made, shall be given by delivery of such notice, by registered mail, to the holders of record of Series A Preferred Stock, at the address of each such holder as shown on the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the Corporation not being the surviving corporation (except where the shareholders of the Corporation immediately prior to such merger or consolidation hold a majority of the voting power of the surviving corporation immediately after such merger or consolidation) and the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3. The Series A Liquidation Preference Amount
                   ---------
is subject to adjustment for stock splits, combination reclassifications and other similar events affecting it.

     4.   Dividends.  Each share of Series A Preferred Stock is entitled to
          ---------
dividend payments when and if declared by the Board of Directors in the same amount per share as would be payable on Common Stock, on a pari passu basis.

     5.   Conversion.
          ----------

          (a) At any time, at the option of the holder, each share of the Series A Preferred Stock shall be convertible into one (1) (the "Conversion Ratio") share of Common Stock. The Conversion Ratio shall be appropriately adjusted for stock splits, stock dividends, stock combinations and other recapitalizations affecting such shares.

          (b) Each share of Series A Preferred Stock shall be automatically converted at the Conversion Ratio immediately upon the closing of an initial public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which the aggregate gross proceeds received by the Company equal or exceed $15.0 million and the pre-offering valuation of the Company equals or exceeds $42 million.

          (c) The Method of Exercise; Payment; Issuance of New Series A
              ---------------------------------------------------------
Preferred Stock; Transfer and Exchange.  The conversion right granted in 5(a)
--------------------------------------
above may be exercised by a holder of Series A Preferred Stock, in whole or in part, by the surrender of the stock certificate or certificates representing the Series A Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder of the Series A

Preferred Stock by first class mail, postage prepaid, at the address shown on the books of the Corporation) against delivery of that number of whole shares of Common Stock as shall be computed by multiplying the number of shares of Series A Preferred Stock surrendered by the Conversion Ratio. Each Series A Preferred Stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series A Preferred Stock granted herein (i) stock certificates for the shares of Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and unless the Series A Preferred Stock has been fully converted, a new Series A Preferred Stock certificate representing the Series A Preferred Stock not so converted, if any, shall also be delivered to such holder forthwith, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be holder of the shares of Common Stock so purchased as of the date of such surrender.

          (d) Automatic Conversion; Issuance of New Series A Preferred Stock;
              ---------------------------------------------------------------
Transfer and Exchange.  If the Series A Preferred Stock is automatically
---------------------
converted into one (1) share of Common Stock pursuant to 5(b), each holder of Series A Preferred Stock shall within fifteen (15) days following written notice sent to the holder of the Series A Preferred Stock, surrender the stock certificate or certificates representing the Series A Preferred Stock to the Corporation at the principal office of the Corporation (or at such other place as the Corporation designates in the notice) against delivery of that number of whole shares of Common Stock as shall be computed by multiplying the number of shares of Series A Preferred Stock surrendered by the Conversion Ratio. Stock certificates for the shares of Common Stock shall be delivered to each holder forthwith and the holder making such surrender shall be deemed for all purposes to be holder of the shares of Common Stock so purchased as of the date of the automatic conversion.

          (e) Stock Fully Paid; Reservation of Shares.  All shares of Common
              ---------------------------------------
Stock which may be issued upon conversion of Series A Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. At all times that any shares of Series A Preferred Stock are outstanding, the Corporation shall have authorized and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Series A Preferred Stock then outstanding.

All Other Series of Preferred Stock
-----------------------------------

     Authority to prescribe the class or series of all other shares of Preferred Stock, the voting power, designation, preferences, limitations, restrictions and relative rights of each such class or series of Preferred Stock shall be in the Board of Directors without shareholder approval (except as specifically provided in Article Fourth, paragraph 2).

                                  Common Stock
                                  ------------

     1.   Preference.  The preferences of each share of Common Stock with
          ----------
respect to dividend payment and distributions of the Corporation's assets upon redemption and upon the voluntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Common Stock from time to time outstanding in every respect.

     2.   Voting Rights.  Each holder of Common Stock is entitled to one (1)
          -------------
vote for each share held of record on all matters submitted to a vote of Shareholders. An affirmative vote of the holders of shares representing a majority of the outstanding Common Stock shall be required to approve (a) the sale of U.S. Patent 5,202,231, or (b) exclusive license or assignment to a single person or entity, other than a wholly-owned subsidiary, which license or assignment has the same effect as a sale of all rights, title and interest in U.S. Patent 5,202,231.

     3.   Liquidation Rights.  After payment of the Series A Liquidation
          ------------------
Preference Amounts and any preference of any other Series of Preferred Stock in full, the remaining assets of the Corporation available for distribution shall be paid to the holders of Common Stock.

     4.   Dividends.  Each share of Common Stock is entitled to dividend
          ---------
payments, when and if declared by the Board of Directors, in the same amount per share as are payable on all other shares of Common Stock and Series A Preferred Stock, on a pari passu basis.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, by an affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote, provided, however, that no amendment, alteration, change or repeal of any provision requiring the affirmative vote of the holders of more than a majority of the voting rights may be made unless approved by the affirmative vote of such greater number of holders. The affirmative vote of the holders of 66 2/3% of the voting rights is required to amend, repeal or adopt any provision inconsistent with the provisions of the Articles of Incorporation relating to: (i) the requirement that all stockholder action be taken only at a duly called annual meeting or special meeting called by the President or a majority of the Directors; (ii) the authority and power of the Board of Directors and the procedure required to amend the Corporation's By-Laws; (iii) the authority of the Directors to consider factors other than price when evaluating whether to accept an offer to acquire the Corporation or its assets; (iv) the percentage of the shares necessary to amend the Articles of Incorporation; (v) the elimination of Directors' personal liability for monetary damages arising from their negligence and gross negligence; and (vi) indemnification of Directors, officers and other persons. The By-Laws may be amended by the Board of Directors by an affirmative vote of the holders of 66 2/3% of the voting rights of all classes of stock entitled to vote.

No other provisions of the Articles are to be amended.

                              AMENDMENT NO. 2 TO
         AMENDED AND RESTATED ARTICLES OF INCORPORATION OF HYSEQ, INC.
                              Filed Pursuant To
               Section 78.390, General Corporation Law of Nevada

     FOURTH: The number and classes and/or series of shares the Corporation is authorized to issue is as follows:

 Number of
 Authorized
   Shares             Class or Series           Par Value
------------  --------------------------------  ---------

 3,000,000    Preferred Stock Series A              $.001
 5,000,000    All Other Series Preferred Stock       .001
50,000,000    Common Stock                           .001

The voting powers, designation, preferences, limitations, restrictions, relative rights and distinguishing designation of each class and/or series is as follows:

                               Preferred Stock
                               ---------------

Series A
--------

     1.  Preference.  The preferences of each share of Series A Preferred Stock
         ----------
with respect to dividend payment and distributions of the Corporation's assets upon redemption and upon the voluntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Series A Preferred Stock from time to time outstanding in every respect.

     2.  Voting Rights.  Each holder of Series A Preferred Stock by virtue of
         -------------
his ownership thereof is entitled to vote on all matters and is entitled to one vote per share. An affirmative vote of the holders of shares representing not less than eighty percent (80%) of the outstanding Series A Preferred Stock shall be required to (i) alter or change any preference or any relative or other right given to the Series A Preferred Stock; (ii) create any new series of stock having dividend rights or a liquidation preference pari passu with or senior to those possessed by the Series A Preferred Stock; (iii) increase the number of shares of Series A Preferred Stock; (iv) approve (a) the sale of U.S. Patent 5,202,231, or (b) an exclusive license or assignment to a single person or entity, other than a wholly-owned subsidiary, which license or assignment has the same effect as a sale of all rights, title and interest in U.S. Patent 5,202,231; (v) liquidate the Corporation; (vi) merge or consolidate the Corporation other than with a wholly-owned subsidiary of the Corporation; or
(vii) increase the size of the Board of Directors to more than nine (9) Directors. The holders of Series A Preferred Stock shall be entitled to elect two (2) Directors to the Corporation's Board of Directors, consistent with the By-Laws of the Corporation, for so long as the Series A Preferred Stock remains outstanding. In addition, the independent directors of the Board of Directors are authorized to determine whether the Series A Preferred Stock is entitled to vote separately as a class with respect to approval of certain other extraordinary corporate transactions as determined in the Board's sole discretion. For purposes hereof, a director who is not an employee of the Corporation shall be deemed an independent director.

     3.  Liquidation Rights.  Upon any liquidation, dissolution or winding up of
         ------------------
the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be paid an amount equal to Ten Dollars and no/100 ($10.00) per share, plus accrued and unpaid dividends as and only if such dividends were declared by the Board of Directors, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series A Preferred Stock, such amount payable with respect to one (1) share of Series A Preferred Stock (being sometimes referred to as the "Series A Liquidation Preference Amount") (and with respect to all shares, being sometimes referred to as the "Series A Liquidation Preference Amounts"). If upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment of the Series A Liquidation Preference Amounts, then all of the assets of the Corporation shall be distributed to such holders of the Series A Preferred Stock pro rata, so that each holder receives that portion of the assets available for distribution as the number of shares of Series A Preferred Stock then held by such stockholder bears to the total number of shares of Series A Preferred Stock then outstanding. Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of the Series A Preferred Stock shall have been paid in full, the Series A Liquidation Preference Amounts, the remaining net assets of the Corporation available for distribution shall be paid to the holders of the shares of Common Stock and any other series of preferred stock. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where such payments shall be made, shall be given by delivery of such notice, by registered mail, to the holders of record of Series A Preferred Stock, at the address of each such holder as shown on the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the Corporation not being the surviving corporation (except where the stockholders of the Corporation immediately prior to such merger or consolidation hold a majority of the voting power of the surviving corporation immediately after such merger or consolidation) and the sale or transfer by the Corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section 3. The Series A Liquidation
                                      ---------
Preference Amount is subject to adjustment for stock splits, combination reclassifications and other similar events affecting it.

     4.  Dividends.  Each share of Series A Preferred Stock is entitled to
         ---------
dividend payments when and if declared by the Board of Directors in the same amount per share as would be payable on Common Stock, on a pari passu basis.

     5.  Conversion.
         ----------

          (a) At any time, at the option of the holder, each share of the Series A Preferred Stock shall be convertible into one (1) (the "Conversion Ratio") share of Common Stock. The Conversion Ratio shall be appropriately adjusted for stock splits, stock dividends, stock combinations and other recapitalizations affecting such shares.

          (b) Each share of Series A Preferred Stock shall be automatically converted at the Conversion Ratio immediately upon the closing of an initial public offering of the Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), in which the aggregate gross proceeds received by the Corporation equals or exceeds $15.0 million and the pre-offering valuation of the Corporation equals or exceeds $42 million.

          (c) The Method of Exercise; Payment; Issuance of New Series A
              ---------------------------------------------------------
Preferred Stock; Transfer and Exchange.  The conversion right granted in 5(a)
--------------------------------------
above may be exercised by a holder of Series A Preferred Stock, in whole or in part, by the surrender of the stock certificate or certificates representing the Series A Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder of the Series A Preferred Stock by first class mail, postage prepaid, at the address shown on the books of the Corporation) against delivery of that number of whole shares of Common Stock as shall be computed by multiplying the number of shares of Series A Preferred Stock surrendered by the Conversion Ratio. Each Series A Preferred Stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series A Preferred Stock granted herein (i) stock certificates for the shares of Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and unless the Series A Preferred Stock has been fully converted, a new Series A Preferred Stock certificate representing the Series A Preferred Stock not so converted, if any, shall also be delivered to such holder forthwith, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be holder of the shares of Common Stock so purchased as of the date of such surrender.

          (d) Automatic Conversion; Issuance of New Series A Preferred Stock;
              ---------------------------------------------------------------
Transfer and Exchange.  If the Series A Preferred Stock is automatically
---------------------
converted into one (1) share of Common Stock pursuant to 5(b), each holder of Series A Preferred Stock shall within fifteen (15) days following written notice sent to the holder of the Series A Preferred Stock, surrender the stock certificate or certificates representing the Series A Preferred Stock to the Corporation at the principal office of the Corporation (or at such other place as the Corporation designates in the notice) against delivery of that number of whole shares of Common Stock as shall be computed by multiplying the number of shares of Series A Preferred Stock surrendered by the Conversion Ratio. Stock certificates for the shares of Common Stock shall be delivered to each holder forthwith and the holder making such surrender shall be deemed for all purposes to be holder of the shares of Common Stock so purchased as of the date of the automatic conversion.

          (e) Stock Fully Paid; Reservation of Shares.  All shares of Common
              ---------------------------------------
Stock which may be issued upon conversion of Series A Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. At all times that any shares of Series A Preferred Stock are outstanding, the Corporation shall have authorized and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of Common Stock to provide for the conversion into Common Stock of all Series A Preferred Stock then outstanding.

All Other Series of Preferred Stock
-----------------------------------

     Authority to prescribe the class or series of all other shares of Preferred Stock, the voting power, designation, preferences, limitations, restrictions and relative rights of each such class or series of Preferred Stock shall be in the Board of Directors without stockholder approval (except as specifically provided in this Article Fourth, paragraph 2).

                                Common Stock
                                ------------

     1.   Preference.  The preferences of each share of Common Stock with
          ----------
respect to dividend payment and distributions of the Corporation's assets upon redemption and upon the voluntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of Common Stock from time to time outstanding in every respect.

     2.   Voting Rights.  Each holder of Common Stock is entitled to one (1)
          -------------
vote for each share held of record on all matters submitted to a vote of stockholders. An affirmative vote of the holders of shares representing a majority of the outstanding Common Stock shall be required to approve (a) the sale of U.S. Patent 5,202,231, or (b) exclusive license or assignment to a single person or entity, other than a wholly-owned subsidiary, which license or assignment has the same effect as a sale of all rights, title and interest in U.S. Patent 5,202,231.

     3.   Liquidation Rights.  After payment of the Series A Liquidation
          ------------------
Preference Amounts and any preference of any other Series of Preferred Stock in full, the remaining assets of the Corporation available for distribution shall be paid to the holders of Common Stock.

     4.   Dividends.  Each share of Common Stock is entitled to dividend
          ---------
payments, when and if declared by the Board of Directors, in the same amount per share as are payable on all other shares of Common Stock and Series A Preferred Stock, on a pari passu basis.


No other provisions of the Amended and Restated Articles of Incorporated, as amended are to be amended.